Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

JANUARY 19, 2016	GERMAN AMERICAN BANCORP, INC. (GABC) ANNOUNCES 6% INCREASE IN QUARTERLY CASH DIVIDEND

Jasper, Indiana, German American Bancorp, Inc. (NASDAQ: GABC) today reported that the Company has declared a quarterly cash dividend of $0.18 per share, representing approximately a 6% increase from the level of its prior period dividend. This quarterly dividend declaration, which is attributable to earnings during the quarter ended on December 31, 2015, will be payable on February 20, 2016 to shareholders of record as of January 29, 2016.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 37 banking offices in 13 southern Indiana counties. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).